     As filed with the Securities and Exchange Commission on June 23, 1999

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                            CENTRAL NEWSPAPERS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  INDIANA                                        35-0220660
       (State or Other Jurisdiction                           (I.R.S. Employer
             of Incorporation)                               Identification No.)

200 EAST VAN BUREN STREET, PHOENIX, ARIZONA                         85004
 (Address of Principal Executive Offices)                        (Zip Code)


             CENTRAL NEWSPAPERS, INC. 1999 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

ERIC S. TOOKER                                       COPY TO:
VICE PRESIDENT, GENERAL COUNSEL AND                  MATTHEW P. FEENEY
CORPORATE SECRETARY                                  SNELL & WILMER L.L.P.
CENTRAL NEWSPAPERS, INC.                             ONE ARIZONA CENTER
200 EAST VAN BUREN STREET                            PHOENIX, ARIZONA 85004-0001
PHOENIX, ARIZONA 85004
                     (Name and Address of Agent For Service)

                                 (602) 444-1100
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                                     PROPOSED        PROPOSED
   TITLE OF                          MAXIMUM         MAXIMUM
  SECURITIES          AMOUNT         OFFERING        AGGREGATE        AMOUNT OF
     TO BE            TO BE           PRICE          OFFERING       REGISTRATION
  REGISTERED        REGISTERED     PER SHARE(1)       PRICE(1)           FEE
  ----------        ----------     -----------     ------------     ------------
Class A Common       6,126,835       $36.9375      $226,309,968        $66,761
Stock (no par
value per share)

-------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 (the "Securities Act"), on the basis of the average of the high and low prices for shares of Common Stock on June 18, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents have been filed by Central Newspapers, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are incorporated herein by reference:

        1.      Annual Report on Form 10-K for the fiscal year ended December
                27, 1998;

        2.      Form 10-Q for the period ending March 28, 1999; and

        3. The description of the capital stock of the Registrant contained in the Registrant's Registration Statement on Form 10, which was filed with the Commission on September 13, 1989, and all amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 23-1-37-1 through 23-1-37-15 of the Indiana Business Corporation Law permit a corporation to indemnify directors and officers against liability incurred in certain proceedings if the individual's conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual's official capacity, that such conduct was in best interests of the corporation and, in all other cases, believed such conduct was at least not opposed to the best interests of the corporation. If the proceeding is criminal, the individual must either have had no reasonable cause to believe that such conduct was unlawful or had reasonable cause to believe that such conduct was lawful. The statute requires a corporation to indemnify an individual who is wholly successful in the defense of any such proceeding against reasonable expenses incurred by such individual, unless the Articles of Incorporation provide otherwise. The corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if certain conditions are satisfied. Unless otherwise provided in the Articles of Incorporation, a director or officer may apply for court ordered indemnification, which will include reasonable expenses incurred to obtain the indemnification order if the court determines that the director is entitled to mandatory indemnification or that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Except in the case of mandatory indemnification, a corporation may indemnify a director or officer only after it is determined that the individual meets the standard of conduct described above. In addition, a corporation may also indemnify and advance expenses to an officer, whether or not a director, to the extent, consistent with public policy, that may be provided by its Articles of Incorporation, by-laws, general or specific action of its board of directors or contract.
Section 23-1-37-14 of the Indiana Business Corporation Law empowers an Indiana corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, or incurred by, such individual in any such capacity or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify against such liability.

     The Amended and Restated Articles of Incorporation of the Registrant permit the Registrant to indemnify any person who is or was a director or officer of the Registrant to the fullest extent allowed by law.

     The Registrant also carries liability insurance covering officers and directors.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8.   EXHIBITS.

        Exhibit No.   Description
        -----------   -----------
            4.1       Amended and Restated Articles of Incorporation of Central
                      Newspapers, Inc. (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended
                      December 27, 1998)

            4.2       Amended and Restated Code of By-Laws of Central
                      Newspapers, Inc.

                      (Incorporated by reference to Exhibit 3.2 to the Annual
                      Report on Form 10-K for the year ended December 27, 1998)

            4.3 Form of Certificate for Class A Common Stock (Incorporated by reference to Form S-1 Registration Statement filed
                      August 10, 1989, No. 33-30436)

            4.4       Indenture between Indianapolis Newspapers, Inc. and the
                      Indiana Trust Company, as trustee, dated as of December 1, 1948 (Incorporated by reference to Form S-1 Registration
                      Statement filed August 10, 1989, No. 33-30436)

            5         Opinion of Eric S. Tooker, Vice President and General
                      Counsel of the Registrant

            23.1      Consent of PricewaterhouseCoopers LLP

            23.2      Consent of Olive LLP

            23.3      Consent of Eric S. Tooker, Vice President and General
                      Counsel of the Registrant (included in the opinion filed as Exhibit 5).

            24        Power of Attorney (included in signature pages).

Item 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 23, 1999.

                                       CENTRAL NEWSPAPERS, INC.

                                           /s/ Louis A. Weil, III
                                       By: ------------------------------------
                                           Louis A. Weil, III
                                           Chairman of the Board, President and
                                           Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Eric S. Tooker, as attorney-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any additional amendments, including post-effective amendments to this Registration Statement.

       Signature                         Title                         Date
       ---------                         -----                         ----
/s/ Louis A. Weil, III        Chairman of the Board,                    June 23, 1999
----------------------        President and Chief Executive
  Louis A. Weil, III          Officer (Principal Executive Officer)


                              Vice President, and                       June 23, 1999
/s/ Thomas K. MacGillivray    Chief Financial Officer
----------------------        (Principal Financial and
Thomas K. MacGillivray        Accounting Officer)


/s/ William A. Franke
----------------------
   William A. Franke          Director                                  June 23, 1999


/s/ L. Ben Lytle
----------------------
     L. Ben Lytle             Director                                  June 23, 1999


/s/ Kathryn L. Munro
----------------------
   Kathyrn L. Munro           Director                                  June 23, 1999

/s/ Myrta J. Pulliam
----------------------
   Myrta J. Pulliam         Director                                  June 23, 1999

/s/ Frank E. Russell
----------------------
   Frank E. Russell         Director                                  June 23, 1999

/s/ Richard Snell
----------------------
     Richard Snell          Director                                  June 23, 1999

          Exhibit Index

        Exhibit No.   Description
        -----------   -----------
            4.1       Amended and Restated Articles of Incorporation of Central
                      Newspapers, Inc. (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended
                      December 27, 1998)

            4.2       Amended and Restated Code of By-Laws of Central
                      Newspapers, Inc. (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended
                      December 27, 1998)

            4.3 Form of Certificate for Class A Common Stock (Incorporated by reference to Form S-1 Registration Statement filed
                      August 10, 1989, No. 33-30436)

            4.4       Indenture between Indianapolis Newspapers, Inc. and the
                      Indiana Trust Company, as trustee, dated as of December 1, 1948 (Incorporated by reference to Form S-1 Registration
                      Statement filed August 10, 1989, No. 33-30436)

            5         Opinion of Eric S. Tooker, Vice President and General
                      Counsel of the Registrant

            23.1      Consent of PricewaterhouseCoopers LLP

            23.2      Consent of Olive LLP

            23.3      Consent of Eric S. Tooker, Vice President and General
                      Counsel of the Registrant (included in the opinion filed as Exhibit 5).

            24        Power of Attorney (included in signature pages).